CONSULTING SERVICES AGREEMNET

This letter agreement, (the “Agreement”) states the terms of a Consulting Services Agreement executed by and between TECHNICAL MANAGEMENT CONSULTANTS (“TMC”) and Arrogene NanoTechnology, Inc. a California corporation, including its respective subsidiaries and affiliates (the “Company”).   For ease of reference, TMC and the Company are collectively referred as “the Parties” herein.

As a result the Parties hereby agree that:

1. Services of TECHNICAL MANAGEMENT CONSULTANTS (TMC)

1.1 Consultant Services. TMC will act as an management consultant by providing the services of Robert Stuckelman for an estimated 10 hours per week to the Company for the Term (as defined below) of this Agreement, and shall use reasonable and best efforts to assist the Company with financial and administrative services including identifying and negotiating for the services of auditors, financial public relations firms, nontechnical management personnel and developing suitable business relationships with commercial partners, including financing, licensing, merger and/or strategic joint venture partners for the Company. TMC will also advise and assist the Company in developing operational, expansion and growth plans, including, without limitation, reviewing and analyzing the Company’s financial projections, short and long-term financing requirements and assisting in related strategies. TMC also will, if appropriate, advise the Company with respect to its organizational requirements, management structure, and methods of operation. The Company and its principals, officers and shareholders collectively acknowledge and agree that Consultant is being retained solely as a strategic management consultant and is not, and is not expected to act as a placement agent, investment banker, securities broker dealer, attorney, tax advisor, lender or other similar professional service provider.  The Company agrees that it will retain appropriate additional professional advisors to provide counsel in those subject matters, as it deems appropriate.

TMC shall not, however, represent the Company in a negotiation, act as a securities broker dealer or negotiate for the Company any particular security transaction or provide any legal or accounting advice in connection with such transaction.

2. Term. The term (the “Term”) of the Agreement of TMC shall be twelve (12) months, commencing as of the Effective Date, and shall renew automatically thereafter for an additional twelve (12) month period unless terminated in writing by either party upon thirty (30) days advance written notice prior to the expiration of the initial Term. Termination or expiration of TMC’s engagement hereunder shall not affect the Company’s obligation to pay the out-of-pocket expenses as set forth below, nor to indemnify TMC, also as set forth below.

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3. Furnishing Information by the Company. In connection with TMC’s services hereunder, the Company shall furnish TMC with all information concerning the Company, and the Business Plan, which TMC reasonably deems appropriate or necessary and shall provide TMC with reasonable access to the Company’s books and records and its officers, directors, Consultants, agents, accountants and counsel. The Company will pay all expenses incurred in connection with creating such information for TMC, and the Company’s accounting, legal, travel and other expenses incurred in connection with this engagement. Such expenses shall be pre-approved by the Company in advance if they exceed $100 (one hundred dollars).  The Company represents and warrants that all information, including but not limited to financial information and the information contained in the Business Plan, will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are or will be made. The Company acknowledges and agrees that in rendering its services hereunder, TMC will be using and relying on the information supplied to it by the Company without independent verification or independent appraisal of any of the Company’s assets and that TMC’s obligation to provide services hereunder is subject to the accuracy and completeness of such information (including projections) in all material respects. The Company further acknowledges and agrees that in evaluating the Company, TMC may, in its sole discretion, use additional information from public sources, or other information furnished by third parties, and TMC does not assume responsibility for the accuracy or completeness of any information furnished to it by the Company or any such third parties or public reports. TMC agrees that the Company has not authorized TMC to make any representations regarding the Company or its intended Business Plan other than as set forth in the Business Plan and associated documents furnished by the Company to TMC.

4. Reasonable Efforts. Each of the parties hereto agrees to use commercially reasonable efforts to diligently perform all of their respective obligations hereunder, including the preparation of all Company related documentation. The Company expressly acknowledges that TMC’s obligations hereunder are on a “reasonable commercial efforts” basis and that execution of this Agreement does not ensure the successful execution or outcome of any particular strategy, business plan or investment into the Company. Under this agreement, TMC shall act as an independent contractor to the Company.

5. Fees and Expenses. For its services, TMC shall receive the following fees and expense payments or reimbursements:

5.1. Hourly Fee. For its consulting services the Company agrees to pay TMC a fee of $ 300 per hour (“the Hourly Fee”) paid each month on the fifteenth day of the month.  It is expected that TMC shall work about 10 hours per week but the hourly fee is capped at $10,000 in each calendar month.

5.2 Expenses. The Company shall pay within ten (10) days of a written request by TMC all of TMC’s out-of-pocket expenses incurred in carrying out its duties under this agreement,

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including, without limitation, all printing, mailing, reproduction, word processing, travel and lodging expenses, and reasonable fees. These expenses shall be paid upon request from time to time, provided that such expenses shall not exceed in the aggregate One Hundred Dollars ($100) in any one calendar month without the Company’s express prior written consent. The provision of Sections 7 herein shall not be deemed to apply to this Section 5.2.

6. Indemnification.

6.1 Indemnification of TMC Parties. The Company shall indemnify and hold harmless TMC and its respective directors, officers, agents, employees, independent contractors, affiliates, counsel and controlling persons (within the meaning of the Securities Act of 1933) against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) relating to or arising out of this engagement, and shall reimburse TMC and each other person indemnified hereunder for all legal and other expenses as incurred in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding in connection with pending or threatened litigation in which TMC or any of its directors, officers, agents, employees, independent contractors, affiliates, counsel and controlling persons is a party; provided, however, that the Company shall not be liable in any such case for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have found in a final judgment to have arisen primarily from the gross negligence or intentional misrepresentation of TMC or the party claiming a right to indemnification.

6.2 Indemnification Procedure. If any proceeding shall be instituted involving any person in respect of whom indemnity may be sought, such person (the “Indemnified Party”) shall promptly notify the “Indemnitor” and, upon request of the Indemnified Party, the Indemnitor shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay as incurred the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel at its own expense, except that the Indemnitor shall pay as incurred the fees and expenses of such counsel if (i) the Indemnitor and the Indemnified Party shall have mutually agreed to the retention of such counsel, or, (ii) the named parties to any such proceeding (including any interpleaded parties) include both the Indemnitor and the Indemnified Party and representation of both parties by the same counsel would be inappropriate, in the reasonable opinion of the Indemnified Party, due to actual or potential differing interests between them. In no event shall the Indemnitor be liable for the fees and expenses of more than one counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Indemnitor shall not be liable for any settlement of any proceeding affected without its written consent, but if settled with such consent or if there be a final judgment, the Indemnitor agrees to indemnify the Indemnified Party to the extent set forth in this Section.

6.3 Contribution. If a claim for indemnification under this Section is determined to be unenforceable by a final judgment of a court of competent jurisdiction, then the Indemnitor

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shall contribute to the aggregate losses, claims, damages or liabilities to which the Indemnified Party or its officers, directors, agents, employees or controlling persons may be subject in such amount as is appropriate to reflect the relative benefits received by each of the Indemnitor and the party seeking contribution on the one hand and the relative faults of the Indemnitor and the party seeking contribution on the other, as well as any relevant equitable considerations, provided, however, that no person adjudged guilty of fraudulent misrepresentation (within the meaning of paragraph 11(f) of the Securities Act of 1933) in a final judicial determination shall be entitled to contribution from the Indemnitor.

6.4 Continued Effect; Other Remedies. The provisions of this Section shall survive the termination of TMC’s engagement hereunder and shall be binding upon the Company’s successors, assigns and affiliates. The indemnity herein provided shall not be exclusive, but shall be cumulative and in addition to any other remedies which the Indemnified Party may otherwise have, at law or in equity.

7. Miscellaneous.

7.1 Resolution of Disputes. In the event of any dispute or controversy arising out of, or relating to, this Agreement, the parties hereto agree to submit such dispute or controversy to binding arbitration pursuant to either the JAMS Streamlined (for claims under $250,000.00) or the JAMS Comprehensive (for claims over $250,000.00) Arbitration Rules and Procedures, except as modified herein, including the Optional Appeal Procedure. A sole neutral arbitrator shall be selected from the list (the “List”) of arbitrators supplied by J.A.M.S. (“JAMS”) Los Angeles County, California office, or any successor entity, or if it no longer exists, from a List supplied by the ADR Services, Inc. (“ADR”) following written request by any party hereto. Such arbitrators shall be a former or retired judge or justice of any California state or federal court with experience in complex litigation matters involving commercial transactions. If the parties hereto after notification of the other party to such dispute cannot agree upon an arbitrator within thirty (30) days following receipt of the List by all parties to such arbitration, then either party may request, in writing, that JAMS or ADR, as appropriate, appoint an arbitrator within ten (10) days following receipt of such request (the “Arbitrator”). The arbitration shall take place at a place and time mutually agreeable to the parties or if no such agreement is reached within ten (10) days following notice from the Arbitrator, at a place and time determined by the Arbitrator. Such arbitration shall be conducted in accordance with the Streamlined Arbitration Rules and Procedures of JAMS then in effect, and Section 1280 et seq. of the California Code of Civil Procedure, or if applicable, the Commercial Arbitration Rules of ADR then in effect. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be arbitrated exclusively in Los Angeles County, California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section, and stipulates that the Arbitrator shall have in personam jurisdiction and venue over each of them for the

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purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement. The decision of the Arbitrator shall be final and binding on all the parties to the arbitration, shall be non-appeasable and may be enforced by a court of competent jurisdiction. The prevailing party shall be entitled to recover from the non-prevailing party reasonable attorney’s fees, as well as its costs and expenses. The costs and fees of the arbitration shall be paid by the non-prevailing party. The Arbitrator may grant any remedy appropriate including, without limitation, injunctive relief or specific performance. Prior to the appointment of the Arbitrator, any party may seek a temporary restraining order or a preliminary injunction from the Los Angeles County Superior Court which shall be effective until a final decision is rendered by the Arbitrator.

7.2 Confidentiality. Except for furnishing the Business Plan and other related information to prospective investors, partner and financial sources as contemplated by this letter, TMC will use its best efforts to preserve the confidentiality of the information concerning the Company provided to TMC. Any advice or material, either oral or written, provided to the Company by TMC pursuant to and including this agreement shall be treated by the Company as confidential and shall not be publicly disclosed or made available to third parties without the prior written consent of TMC.

7.3 Definition of Affiliate. As used herein, the term “affiliate” shall mean any person, group, corporation or entity which directly or indirectly is controlled by, under common control with, or owned to the extent of 10% or more by the Company. “Control” means the right or power to direct management or policies.

7.4 Governing Law; Definitions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any laws relating to conflicts of laws. All financial references in this Agreement are to United States dollars unless otherwise indicated. Headings used herein are for ease of reference only and shall not affect the interpretation or construction of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. No waiver, amendment or other modification of this Agreement shall be effective unless in writing

7.5 Binding Effect. This agreement and all rights and obligations hereunder shall be binding upon and inure to the benefit of each party’s successors and assigns and may not be assigned by a party hereto without the other party’s prior written consent. All representations and warranties contained herein shall remain in full force and effect regardless of any investigation made by a party and shall survive the completion of any Offering or other transaction herein and/or the expiration of the Term of this Agreement.

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7.6 Survival of Terms. Certain sections, including section, representations, warranties, Indemnities and other agreements provided by the Company in connection with this Agreement shall remain in full force and effect regardless of any investigation made by us or on our behalf.

7.7 Exculpation. TMC and or it’s officers, directors, employees and agents affiliates shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of its affiliates for or in connection with the services provided hereunder except to the extent that losses, damages or liabilities incurred by the Company or its affiliates are determined to have been caused by the material negligence or material willful misconduct of TMC. Additionally any liability by TMC towards the Company, its officers or directors, shareholders or affiliates for any reason whatsoever shall be limited to the amount of actual retainer fees paid by the Company to TMC, not including any retainers amounts accrued but not paid.

7.8 Severability. This agreement has been drafted jointly by the parties, and, in the event of any ambiguities in the language hereof, there shall be no inference drawn in favor of or against either party. If any provision of this agreement as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this agreement or the validity or enforceability of this agreement.

7.9 Entire Agreement. This agreement comprises the entire agreement between the parties and supersedes all prior or contemporaneous understandings and agreements, whether oral or in writing, between the parties with respect to the subject matter hereof. This agreement may not be amended or modified except in a writing signed by both parties.

7.10 Execution. This agreement may be executed by manual or facsimile signature, and in counterparts, each of which shall be deemed an original and which shall together constitute one agreement.

7.11 Authorization. The signatories to this Agreement are the duly authorized agents of the parties hereto, and the transactions effected hereby have been duly authorized by all appropriate action of each party. The parties hereto have caused this Agreement to be executed as of the date indicated below. The parties acknowledge that all schedules and exhibits hereto are incorporated herein by this reference.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date. September 1, 2010.

TECHNICAL MANAGEMENT CONSULTANTS (TMC )

By ____/s/ Robert Stuckelman_

Robert Stuckelman, President

Agreed and Accepted:

Arrogene NanoTechnology, Inc.

A California corporation

By __/s/ Maurizio Vecchione________

Maurizio Vecchione, CEO

TECHNICAL MANAGEMENT CONSUTANTS (TMC)